                                                                    Exhibit 99.2

                                                FOR IMMEDIATE RELEASE
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CONTACT:
                                            Stephen D. Axelrod, CFA
Mitchell Herman, CFO                        Andria Arena (Media)
Asta Funding, Inc.                          Wolfe Axelrod Weinberger Assoc. LLC
(201) 567-5648                              (212) 370-4500; (212) 370-4505 (Fax)
                                            STEVE@WOLFEAXELROD.COM


                 ASTA FUNDING REPORTS RECORD SECOND QUARTER AND
                         SIX MONTHS FISCAL 2004 RESULTS

ENGLEWOOD CLIFFS, NJ, May 12, 2004 -- Asta Funding, Inc., (NASDAQ: ASFI), a leading consumer receivable asset management and liquidation company, today reported results for the three and six months ended March 31, 2004.

Net income for the three months ended March 31, 2004 increased 124% to $5,433,000, or $0.38 per diluted share (based on 14.3 million shares) , compared to $2,429,000, or $0.27 per diluted share (based on 8.9 million shares), in the same prior year period. Revenues for the three months ended March 31, 2004, were $12,864,000, an increase of 67% compared to revenues of $7,720,000 a year ago.

Net income for the six months ended March 31, 2004 increased 113% to $10,121,000 or $0.71 per diluted share (based on 14.2 million shares), from $4,741,000, or $0.54 per diluted share (based on 8.8 million shares), for the same period a year earlier. Revenues for the six months ended March 31, 2004 were $24,319,000, an increase of 68% compared to revenues for the six months ended March 31, 2003 of $14,471,000.

Per share results for both the three and six month periods have been adjusted for a 2-for-1 stock split, effected through a 100% stock dividend, which became effective March 23, 2004, and give effect to the additional shares which were issued through our June 2003 common stock secondary offering.

Commenting on the Company's performance, Asta chief executive officer Gary Stern said, "Asta's record financial performance in the second quarter and first half of this year is a testament to our long-term strategies in the disciplined acquisition and proactive liquidation management of distressed consumer receivables."

Mr. Stern added, "The debt-buying marketplace is healthy and growing. With continuing outstanding cash flow from operations, augmented by our newly expanded credit facility, our resources perfectly position us to take advantage of any opportunities for continued profitable growth."

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Asta Funding will conduct a teleconference today at 11:00 a.m. Eastern time. To participate please dial USA (877) 511-5818, International (706) 634-1462 about 5 -10 minutes prior to 11:00 am EDT. Please refer to the Asta Funding earnings teleconference ID 7264413. A recording of the conference call will be available from 1:00 pm EDT May 12th through May 19th, by dialing USA/ Canada (800) 642-1687, International (706) 645-9291, conference ID 7264413.
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Asta Funding, Inc.

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at WWW.ASTAFUNDING.COM.

Except for historical information contained herein, the matters set forth in this news release are "forward looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward -looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K for the fiscal year ended September 30, 2003, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at www.astafunding.com.





                           - Financial Table Follows -

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                          Three Months Ended                 Six Months Ended
                                                                      3/31/04          3/31/03           3/31/04           3/31/03
                                                                      -------          -------           -------           -------
Revenues:
Finance income                                                     $12,864,000       $ 7,720,000       $24,319,000       $14,471,000
                                                                   -----------       -----------       -----------       -----------

Expenses:
General and administrative                                           2,981,000         2,009,000         5,524,000         3,362,000
Third-party servicing                                                  454,000         1,645,000         1,316,000         3,176,000
Interest                                                               285,000            11,000           456,000            13,000
                                                                   -----------       -----------       -----------       -----------

                                                                     3,720,000         3,665,000         7,296,000         6,551,000
                                                                   -----------       -----------       -----------       -----------

Income before income taxes                                           9,144,000         4,055,000        17,023,000         7,920,000

Income tax expense                                                   3,711,000         1,626,000         6,902,000         3,179,000
                                                                   -----------       -----------       -----------       -----------
Net income                                                         $ 5,433,000       $ 2,429,000       $10,121,000       $ 4,741,000
                                                                   -----------       -----------       -----------       -----------
Net income per share:

Basic                                                              $      0.41       $      0.30       $      0.76       $      0.58
                                                                   -----------       -----------       -----------       -----------
Diluted                                                            $      0.38       $      0.27       $      0.71       $      0.54
                                                                   -----------       -----------       -----------       -----------

Weighted average number of shares outstanding:

Basic                                                               13,347,000         8,166,000        13,276,000         8,160,000
                                                                   -----------       -----------       -----------       -----------
Diluted                                                             14,304,000         8,894,000        14,229,000         8,802,000
                                                                   -----------       -----------       -----------       -----------


Other Financial Highlights:

    o Asta purchased consumer receivables with an aggregate face value of $1.3 billion for an aggregate cost of $49.4 million during the six months ended March 31, 2004. In the first six months of fiscal 2003, we purchased consumer receivables with an aggregate face value of $88.1 million for an aggregate cost of $4.4 million.
    o Cash collections for the quarter and six months ended March 31, 2004 were $30.4 million and $59.3 million, respectively, compared to $14.0 million and $28.2 million for the same periods a year earlier.
    o On May 11, 2004, the Company executed a new revolving credit facility, with a borrowing capacity of up to $60.0 million, as compared to the previous facility of $35.0 million. At March 31, 2004 there was $23.0 million outstanding under our line of credit.


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